                                                                     EXHIBIT 3.5


                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                             HEALTHTRONICS, INC. AND

                                OSSATRONICS, INC.

         This Agreement and Plan of Merger made and entered into this 31st day of December, 1995, (hereinafter referred to as the "Agreement") by and between HEALTHTRONICS, INC., a Georgia corporation (hereinafter sometimes referred to as "HealthTronics") and OSSATRONICS, INC., a Georgia corporation (hereinafter sometimes referred to as "OssaTronics") (said corporations being hereinafter sometimes referred to as the "Constituent Corporations"):

                              W I T N E S S E T H:

         WHEREAS, HealthTronics, Inc. is a corporation duly organized and validly existing under the laws of the State of Georgia; and

         WHEREAS, OssaTronics, Inc. is a corporation duly organized and validly existing under the laws of the State of Georgia; and

         WHEREAS, the Boards of Directors of each of said corporations deem it advisable and for the benefit of each of said corporations and their respective shareholders that OssaTronics, Inc. merge itself into HealthTronics, Inc.

         NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, promises and covenants hereinafter contained, it is hereby agreed by and between the parties hereto subject to the approval and adoption of this Agreement by the respective shareholders of each of the Constituent Corporations, and subject to the conditions hereinafter set forth, that OssaTronics, Inc. be merged into HealthTronics, Inc. (hereinafter sometimes referred to as the "Surviving Corporation"), the corporate existence of which shall be continued under the same name, and thereafter the individual existence of OssaTronics, Inc. shall cease. The terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the shares of OssaTronics, Inc. into securities of the Surviving Corporation are and shall be as follows:

                                       1.

         The acts and things required to be done by the Georgia Business Corporation Code (the "Code") in order to make this Agreement effective, including the submission of this Agreement to the shareholders of both of the Constituent Corporations and the filing of the Articles of Merger or Certificate of Merger in the manner provided for in the Code, shall be attended to and done by the proper officers of the Constituent Corporations as soon as practicable.

                                       2.

         The Articles of Incorporation of HealthTronics, Inc. shall on the effective date of the merger (the "Effective Date") be the Articles of Incorporation of the Surviving Corporation, and in addition to the powers conferred on it by statute, the Surviving Corporation shall have the powers set forth therein and shall be governed by the provisions thereof.

                                       3.

         The Bylaws of HealthTronics, Inc. shall include the following provisions:

         1. Any increase of capital must be approved by at least 80% of the voting shares.

         2. Dilution of voting shares must be avoided by granting a right of first refusal to the current holder of voting shares.

         3. The decision of going public must be approved by at least 80% of the shares entitled to vote.

         4. Mergers with or acquisitions of other companies must be approved by at least 80% of the voting shares.

         5. Changes in the target and charter of the company must be approved by at least 80% of the shares entitled to vote.

         6. The Board of Director is limited to five (5) positions. 20% of the voting shares shall be sufficient to elect one member of the board.

                                       4.

         Upon the merger contemplated herein becoming effective, the directors of the Surviving Corporation shall be nominated by the shareholders entitled to vote and the election shall be subject to the Bylaws of the surviving corporation. These persons shall hold office until the next annual meeting of the shareholders of the Surviving Corporation and until their respective successors are elected in accordance with the Bylaws of the Surviving Corporation.

                                       5.

         Prior to the Effective Date of the merger ownership is as follows:

1.       OSSATRONICS                         2. HEALTHTRONICS
         -----------                            -------------
Karl Heinz Restle     33% (33,000 shares)    Karl-Heinz Restle     33.34%
John F. Warlick       26% (26,000 shares)    John F. Warlick       33.33%
Argil Wheelock MD     26% (26,000 shares)    Roy S. Brown          33.33%
Roy S. Brown          5%  (5,000 shares)

         -------------------

Tom Brooks            5%  (5,000 shares)
Scott A. Cochran      5%  (5,000 shares)

b.)      Upon the effective date of the merger, ownership of the HealthTronics,
Inc. stock shall be as follows:

         Karl-Heinz Restle        33.17%              (33,170 shares)
         John F. Warlick          29.66%              (29,660 shares)
         Roy S. Brown             19.17%              (19,170 shares)
         Argil Wheelock           13%                 (13,000 shares)
         Tom Brooks               2.5%                (2,500 shares)
         Scott A. Cochran         2.5%                (2,500 shares)

                                       6.

         Upon the Effective Date, every other corporation party to the merger shall merge into the Surviving Corporation and the separate existence of every corporation except the Surviving Corporation shall cease, and in accordance with the terms of this Agreement, the title to all real estate and other property owned by each corporation party to the merger shall be vested in the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all of the liabilities of each corporation party to the merger; any proceeding pending against any corporation party to the merger may be continued as if the merger did not occur or the Surviving Corporation may be substituted in the proceeding for the corporation whose existence ceased; and the shares of each corporation party to the merger that are to be converted into shares, obligations, or other securities or the Surviving Corporation or any other corporation or into cash or other property shall be converted and the former holders of the shares shall be entitled only to the rights provided in this Agreement or to their rights under Article 13 of the Code.

                                       7.

         If at any time the Surviving Corporation determines that further assignments or other things are necessary or desirable to transfer property or rights from OssaTronics to HealthTronics the proper officers and directors of OssaTronics, Inc. shall execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

                                       8.

         From the date of this Agreement until the Effective Date or until the abandonment of the merger pursuant to the provisions hereof:

         (a) OssaTronics, Inc. and HealthTronics, Inc. shall continue to conduct their respective businesses in the ordinary course, and neither OssaTronics, Inc. nor HealthTronics, Inc. shall, without the prior written consent of the other, engage in any transaction or incur any obligation except in the ordinary course of business or as otherwise authorized by this Agreement. Without limiting the foregoing, neither OssaTronics, Inc. nor HealthTronics, Inc. shall during the foregoing period, without the prior consent of the other:

                  (i) amend its Articles of Incorporation, except as may be necessary to carry out this Agreement or as required by law.

                  (ii) borrow any money, other than short term borrowings in the ordinary course of business.

                  (iii) issue, sell, encumber, or otherwise dispose of any shares of its capital stock.

                  (iv) declare, authorize, or pay any dividend on, make any distribution in respect of, redeem or acquire for value any shares of its capital stock, directly or indirectly.

                  (v) sell, lease, or otherwise dispose of any part of its property or assets, except in the ordinary course of business; enter into any new plans or agreements for the benefit of officers or employees or increase the benefits under any existing such plan.

                  (vi) make any purchase of real estate, personal property, merchandise, or securities, except in the ordinary course of business.

         (b) OssaTronics, Inc. and HealthTronics, Inc. shall each make available for examination by the other as requested, in addition to its audited financial statements, any inventory and other detailed records in support of such statements; records of important contracts, commitments, leases, licensing agreements, deeds, title insurance policies, patents, trademarks, and other evidence of interest or ownership in property; details and status of the various funds, plans, profit sharing and deferred compensation agreements, if any, stock option plans and other provisions of either party for the benefit of its officers and employees, income tax returns, audit material and related data; information concerning claims, litigation threatened or pending, and all other information relevant to their respective businesses and to the merger herein contemplated.

                                       9.

         OssaTronics, Inc. represents and warrants to HealthTronics, Inc. as follows:

         (a) OssaTronics, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, has full corporate power to carry on its business as it is now being conducted and to own and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in Georgia.

         (b) All of the outstanding shares of OssaTronics, Inc. are validly issued, fully paid and non-assessable.

                                      10.

         HealthTronics, Inc. represents and warrants to OssaTronics, Inc. as follows:

         (a) HealthTronics, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, has full corporate power to carry on its business as it is now being conducted and to own and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification.

         (b) All of the outstanding shares of HealthTronics, Inc. are validly issued but not shown by certificates, fully paid, and non-assessable.

         (c) The execution of this Agreement has been duly authorized by the Board of Directors of HealthTronics, Inc., and no further corporate action is necessary for the execution hereof. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein will violate any material agreement to which HealthTronics, Inc. is a party or by which it is bound or any provision of the Articles of Incorporation or Bylaws of HealthTronics, Inc. or any law, order, or decree (except that such consummation is subject to shareholder approval as set forth herein).

         (d) Except to the extent heretofore disclosed to OssaTronics, Inc. in writing, HealthTronics, Inc. is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, or regulation which materially and adversely affects, or so far as HealthTronics, Inc. can now foresee, may in the future materially and adversely affect the business operations, prospects, properties, assets, or condition, financial or otherwise, of HealthTronics, Inc.

                                      11.

         Anything herein to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the filing of the Articles of
Merger:

         (a) By mutual consent of the Board of Directors of both Constituent Corporations, expressed in an instrument in writing signed on behalf of each by its Board of Directors.

         (b) By the Board of Directors of either corporation if the other shall pay or declare any dividend on its outstanding shares or shall in any way alter its capital structure, between the date hereof and the effective date.

         In the event of termination or abandonment as herein provided, the party so electing shall give written notice thereof to the other party to this Agreement.

                                      12.

         If the merger contemplated hereby becomes effective, all expenses incurred hereunder shall be borne by the Surviving Corporation. If, for any reason other than breach of the covenants of the parties set forth herein, the merger shall not become effective or shall be abandoned, then each of the Constituent Corporations shall bear its own expenses, separately incurred in connection herewith, with no liability to the other party hereto, and each shall pay one-half of the expenses incurred by them jointly.

                                      13.

         All notices, waivers, consents, or requests required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery or when deposited in the United States mail, postage prepaid, in an envelope properly addressed as follows:

         (a) In the case of HealthTronics, Inc., to: Roy S. Brown_______________

         (b) In the case of OssaTronics, Inc., to:   John Warlick_______________

         IN WITNESS WHEREOF, HealthTronics, Inc. and OssaTronics, Inc. have each caused this Agreement and Plan of Merger to be executed on their respective behalf and their respective corporate seals affixed and the foregoing attested, all by their respective duly authorized officers on the 4th day of March, 1995.


ATTEST:                                 HEALTHTRONICS, INC.



 /s/                                    BY: /s/ Roy S. Brown
-------------------------------            -------------------------------
                                           Roy S. Brown        (President)



ATTEST:                                 OSSATRONICS, INC.



 /s/                                    BY: /s/ John F. Warlick
-------------------------------            -------------------------------
                                           John F. Warlick     (President)

                      SHAREHOLDERS OF HEALTHTRONICS, INC.


ATTEST:



/s/                                           /s/ John F. Warlick
-----------------------------                 -----------------------------
                                              JOHN F. WARLICK


ATTEST:



/s/                                           /s/ Karl-Heinz Restle
-----------------------------                 -----------------------------
                                              KARL-HEINZ RESTLE


ATTEST:



/s/                                           /s/ Roy S. Brown
-----------------------------                 -----------------------------
                                              ROY S. BROWN

                      SHAREHOLDERS OF HEALTHTRONICS, INC.


ATTEST:



/s/                               /s/ JOHN F. WARLICK
---------------------             ----------------------------
                                  JOHN F. WARLICK


ATTEST:



/s/                               /s/ ARGIL WHEELOCK
---------------------             ----------------------------
                                  ARGIL WHEELOCK


ATTEST:



/s/                               /s/ KARL-HEINZ RESTLE
---------------------             ----------------------------
                                  KARL-HEINZ RESTLE




ATTEST:



/s/                               /s/ ROY S. BROWN
---------------------             ----------------------------
                                  ROY S. BROWN



ATTEST:



/s/                               /s/ TOM BROOKS
---------------------             -----------------------------
                                  TOM BROOKS

                       SHAREHOLDERS OF OSSATRONICS, INC.


ATTEST:



/s/                                    /s/ JOHN F. WARLICK
-------------------------              -------------------------
                                           JOHN F. WARLICK


ATTEST:



/s/                                    /s/ ARGIL WHEELOCK
-------------------------              -------------------------
                                           ARGIL WHEELOCK


ATTEST:



/s/                                    /s/ KARL-HEINZ RESTLE
-------------------------              -------------------------
                                           KARL-HEINZ RESTLE


ATTEST:



/s/                                    /s/ ROY S. BROWN
-------------------------              -------------------------
                                           ROY S. BROWN


ATTEST:



/s/                                    /s/ TOM BROOKS
-------------------------              -------------------------
                                           TOM BROOKS

                           ARTICLES OF MERGER BETWEEN


                   OSSATRONICS, INC. AND HEALTHTRONICS, INC.


                            INTO HEALTHTRONICS, INC.


                                       I.

     Attached hereto as Exhibit "A" and by reference made a part hereof is the Agreement and Plan of Merger duly approved and adopted by OSSATRONICS, INC. and HEALTHTRONICS, INC.

                                      II.

     The Plan of Merger was duly approved by the unanimous vote of all shareholders of OSSATRONICS, INC. and HEALTHTRONICS INC.

                                      III.

     The plan of Merger was adopted and approved by the Board of Directors for OSSATRONICS, INC. and HEALTHTRONICS, INC.

                                      IV.

     The merger shall be effective at the time these Article of Merger are delivered to the Secretary of State.



ATTEST:
(CORPORATE SEAL)                                  OSSATRONICS, INC.


/s/                                           By: /s/ John F. Warlick
-----------------------------                     -----------------------------
Secretary                                         John F. Warlick   (President)



ATTEST:
(CORPORATE SEAL)                                  HEALTHTRONICS, INC.


/s/                                           By: /s/ Roy S. Brown
-----------------------------                     -----------------------------
Secretary                                         Roy S. Brown      (President)

         SECRETARY OF STATE
BUSINESS INFORMATION AND SERVICES
        SUITE 315, WEST TOWER
     2 MARTIN LUTHER KING JR. DR.      DOCKET NUMBER :  961350243
     ATLANTA, GEORGIA  30334-1530      CONTROL NUMBER:  9535640
                                       EFFECTIVE DATE:  04/29/1996
                                       REFERENCE     :  0045
                                       PRINT DATE    :  05/14/1996
                                       FORM NUMBER   :  411



SCOTT A. COCHRAN
COCHRAN, CAMP & SNIPES
2950 ATLANTA ST., S.E.
SMYRNA, GA  30080-3692



                             CERTIFICATE OF MERGER


I, the Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia Annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of said filing.

Surviving Entity:

HEALTHTRONICS, INC., A GEORGIA CORPORATION


Nonsurviving Entity/Entities:

OSSATRONICS, INC., A GEORGIA CORPORATION





[SEAL]                              /s/ Lewis A. Massey
                                        -------------------------
                                        LEWIS A. MASSEY
                                        SECRETARY OF STATE